Exhibit 99.1

Pantaya, LLC

Consolidated Financial Statements

With Report of Independent Auditors

Fiscal Years ended March 31, 2021 and 2020

INDEX TO FINANCIAL STATEMENTS

Page
Number

Independent Auditors' Report	F-2

Consolidated Financial Statements

Consolidated Balance Sheets	F-3

Consolidated Statements of Operations	F-4

Consolidated Statements of Changes in Members' Equity	F-5

Consolidated Statements of Cash Flows	F-6

Notes to Consolidated Financial Statements	F-7

REPORT OF INDEPENDENT AUDITORS

Report of Independent Auditors

The Board of Managers of

Pantaya, LLC

We have audited the accompanying consolidated financial statements of Pantaya, LLC, which comprise the consolidated balance sheets as of March 31, 2021 and 2020, and the related consolidated statements of operations, changes in members’ equity and cash flows for the years then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in conformity with U.S. generally accepted accounting principles; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Pantaya, LLC at March 31, 2021 and 2020, and the consolidated results of its operations and its cash flows for the years then ended in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP

Los Angeles, California
June 5, 2021

PANTAYA, LLC

CONSOLIDATED BALANCE SHEETS

	March 31, 2021	March 31, 2020

	(Amounts in thousands)
ASSETS
Cash and cash equivalents	$985	$6,930
Accounts receivable, net	6,163	6,445
Other current assets	691	734
Total current assets	7,839	14,109
Investment in films and television programs and licensed program rights, net	38,210	29,302
Property and equipment, net	602	1,405
Other assets	573	147
Total assets	$47,224	$44,963
LIABILITIES
Accounts payable and accrued liabilities	$12,420	$4,065
Participations and residuals	906	49
Film obligations	15,013	10,530
Deferred revenue	4,112	3,674
Total current liabilities	32,451	18,318
Participations and residuals, net of current portion	606	830
Film obligations, net of current portion	3,610	6,965
Total liabilities	36,667	26,113
Commitments and contingencies (Note 10)
MEMBERS' EQUITY
Members' equity	99,839	90,046
Accumulated deficit	(89,282)	(71,196)
Total Members' equity	10,557	18,850
Total liabilities and Members' equity	$47,224	$44,963

See accompanying notes.

PANTAYA, LLC

CONSOLIDATED STATEMENTS OF OPERATIONS

	Fiscal Year Ended
	March 31,
	2021	2020
	(Amounts in thousands)
Revenues	$48,044	$32,226
Expenses:
Direct operating	9,838	5,821
Distribution and marketing	41,831	40,650
General and administrative	13,084	8,695
Depreciation	1,064	1,356
Total expenses	65,817	56,522
Operating loss	(17,773)	(24,296)
Interest and other income	5	60
Loss before income taxes	(17,768)	(24,236)
Income tax provision	(318)	(183)
Net loss	$(18,086)	$(24,419)

See accompanying notes.

PANTAYA, LLC

CONSOLIDATED STATEMENTS OF CHANGES IN MEMBERS' EQUITY

	Members' Equity Interests	Accumulated Deficit	Total Members' Equity

	(Amounts in thousands)
Balance at March 31, 2019	$48,213	$(46,777)	$1,436
Net member contributions	41,833	—	41,833
Net loss	—	(24,419)	(24,419)
Balance at March 31, 2020	$90,046	$(71,196)	$18,850
Net member contributions	9,793	—	9,793
Net loss	—	(18,086)	(18,086)
Balance at March 31, 2021	$99,839	$(89,282)	$10,557

See accompanying notes.

PANTAYA, LLC

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Fiscal Year Ended
	March 31,
	2021	2020
	(Amounts in thousands)
Operating Activities:
Net loss	$(18,086)	$(24,419)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	1,064	1,356
Amortization of films and television programs and licensed program rights	9,006	5,231
Changes in operating assets and liabilities:
Accounts receivable, net	282	(4,476)
Other assets	(383)	(452)
Investment in films and television programs and program rights, net	(17,914)	(22,539)
Accounts payable and accrued liabilities	8,355	2,852
Participations and residuals	633	361
Film obligations	1,128	901
Deferred revenue	438	2,044
Net Cash Flows Used in Operating Activities	(15,477)	(39,141)
Investing Activities:
Capital expenditures	(261)	(1,423)
Net Cash Flows Used in Investing Activities	(261)	(1,423)
Financing Activities:
Member contributions	9,793	41,833
Net Cash Flows Provided by Financing Activities	9,793	41,833
Net Change in Cash and Cash Equivalents	(5,945)	1,269
Cash and Cash Equivalents - Beginning of Period	6,930	5,661
Cash and Cash Equivalents - End of Period	$985	$6,930

See accompanying notes.

PANTAYA, LLC

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

1. Formation and Nature of Business

The consolidated financial statements reflect the consolidated operations of Pantaya, LLC and its subsidiaries ("Pantaya," or "the Company"). The Company was formed as a limited liability company by Hemisphere Media Group, Inc. (“Hemisphere”) and Lions Gate Entertainment Corp. ("Lionsgate"), with membership interests of 25% and 75%, respectively, and began operations in August 2017. Pantaya has been historically consolidated as part of Lionsgate (see Note 3 - Significant Accounting Policies Basis of Presentation).

Pantaya is a premium Spanish language streaming service, offering commercial-free and critically acclaimed current and classic titles from the United States (“U.S.”) and Latin America. The Company markets its service via online media, primarily Facebook, Google, Snap, and directly on the internet. The Company sells its service to subscribers directly and through various retail sales platforms such as Google, iTunes, and Roku, who perform the billing and collection services. Customers pay a monthly or annual subscription fee through Pantaya’s application (“app”) to access content on their mobile devices, tablets, or smart TVs. Subscribers may also access content through Pantaya’s distribution partners such as Amazon, Apple TV, and Roku Channel platforms. Pantaya itself, or through its wholly owned subsidiary Pantelion 2.0, may acquire or produce content for exploitation on the Pantaya service and distribution in the theatrical exhibition, pay television or other markets.

On March 31, 2021, Lionsgate sold its 75% membership interest in the Company to Hemisphere, the holder of the remaining 25% interest, for cash consideration of approximately $123.6 million.

2. Liquidity and Going Concern

In March 2020, the World Health Organization declared the outbreak of the novel coronavirus (COVID-19) as a pandemic. As a result, the Company has taken steps to protect the health, safety and well-being of its employees, associates, and communities. The Company cannot reasonably estimate the length or severity of this pandemic, which may result in an adverse impact on its consolidated balance sheets, results of operations, and cash flows.

For the fiscal years ended March 31, 2021 and 2020, Pantaya incurred net losses of $18.1 million and $24.4 million, respectively, and has recognized cash outflows from operating activities in each year of $15.5 million and $39.1 million, respectively. As of March 31, 2021, Pantaya had cash and cash equivalents of $1.0 million. Although the Company has had recurring losses from operations with the expectation of continuing operating losses for the foreseeable future, it has historically operated as a subsidiary of Lionsgate and will continue to operate as a subsidiary of Hemisphere upon closing of the sale. Subsequent to the sale, Hemisphere has committed to support, if required, the Company’s ability to continue as a going concern through at least one year from the date of the accompanying auditor’s report.

3. Significant Accounting Policies

Basis of Presentation

These consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). The accompanying consolidated financial statements of the Company include the accounts of Pantaya and its majority-owned and controlled subsidiaries, and reflect certain allocations from Lionsgate, as further discussed below.

All significant intercompany balances and transactions have been eliminated upon consolidation.

Pantaya has historically operated as part of Lionsgate and not as a standalone company. The accompanying consolidated financial statements representing the historical operations of Pantaya have been derived from the separate historical accounting records maintained by Lionsgate and are presented on a carve-out basis. All revenues and costs as well as assets and liabilities directly associated with the business activity of the Company are included in the accompanying consolidated financial statements.

PANTAYA, LLC

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The accompanying consolidated financial statements also include allocations of certain general and administrative expenses from Lionsgate related to certain corporate and shared service functions historically provided by Lionsgate, including, but not limited to, executive oversight, accounting, tax, legal, human resources, occupancy, and other shared services. These expenses have been allocated to the Company on the basis of direct usage when identifiable, with the remainder allocated on a pro rata basis of consolidated revenue, headcount, payroll expenses or other measures considered to be a reasonable reflection of the historical utilization levels of these services.

The Company believes the assumptions underlying these consolidated financial statements, including the assumptions regarding the allocation of general and administrative expenses from Lionsgate to Pantaya, are reasonable. However, the allocations may not include all of the actual expenses that would have been incurred by the Company and may not reflect its consolidated results of operations, financial position and cash flows had it been a standalone company during the periods presented. It is not practicable to estimate actual costs that would have been incurred had the Company been a standalone company and operated as an unaffiliated entity during the periods presented. Actual costs that would have been incurred had the Company been a standalone company would depend on a number of factors, including organizational structure, corporate functions the Company would have performed directly or outsourced, and strategic decisions the Company would have made in areas such as executive management, legal and other professional services, and certain corporate overhead functions. See Note 11 for further information on the allocations included in these consolidated financial statements.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affected the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting periods. The most significant estimates made by management in the preparation of the consolidated financial statements relate to estimates of revenues earned but not yet reported by its sales and distribution partners, estimates of fair value of the Company's equity based incentive awards, its amortization policy related to licensed program rights, the allocations of costs to the Company for certain corporate and shared service functions in preparing the consolidated financial statements on a carve-out basis, ultimate revenue and costs used for the amortization of investment in films and television programs, and program rights and participation and residual costs related to costs allocated to exploitation markets other than the streaming service. Actual results could differ from such estimates.

Revenue Recognition

Revenue is recognized upon transfer of control of promised services or goods to customers in an amount that reflects the consideration the Company expects to receive in exchange for those services or goods. Revenues do not include taxes collected from customers on behalf of taxing authorities such as sales tax and value-added tax.

The Company generates revenue primarily from the distribution of the Pantaya branded subscription video on demand (SVOD) service offered directly to the consumer through the web using the Pantaya app and through Pantaya’s distribution partners who license the services from Pantaya and deliver it to consumers. Consumers pay a subscription fee to Pantaya, or its billing and retail partners or to Pantaya's distribution partners. Certain retail sales partners charge a sales fee which is recorded in distribution and marketing. Under its contracts with its distribution partners, Pantaya revenue is based on agreed upon rates per subscribers using the service for the month.

Subscribers are billed in advance of the start of their monthly or annual membership and revenues are recognized ratably over each applicable membership period. Revenues from distribution partners are recognized on a monthly basis based on the number of subscribers and fee arrangements with the distributor. Estimates of revenue generated but not yet reported by the Company's retail and distribution partners are made based on the estimated number of subscribers using historical trends and recent reporting. The Company is the principal in its relationships with subscribers for those who sign up for the service over the web or via one of the Company’s retail partners as the Company retains control over providing the service to the subscriber. The Company is the principal within its relationship with its distribution partners where the distributors provide the service to the subscribers.

PANTAYA, LLC

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Other revenue is generated primarily through theatrical exhibition and the licensing of content to third parties. Theatrical exhibition revenue is based on a percentage of box office as agreed upon with the exhibitors and is recognized during the period the film is exhibited in the theaters. The Company enters into agreements to license content and recognizes revenue when the performance obligation is satisfied and control is transferred which is generally when the content has been delivered and the license period has begun. See Note 9 for the Company’s disaggregation of revenue.

For the fiscal years ended March 31, 2021 and 2020, the Company had revenue generated from three individual retail and distribution partners (i.e. “customers”) which each represented greater than 10% of consolidated revenues. In fiscal 2021, the three customers represented, in aggregate, approximately 68% of revenues and individually reflected $17.5 million, $7.7 million, and $7.4 million of revenue by customer. In fiscal 2020, these same three customers represented, in aggregate, approximately 72% of revenues and individually reflected $13.2 million, $5.7 million, and $4.3 million of revenue by customer.

Deferred Revenue

Deferred revenue relates primarily to customer sales made direct to consumers over the web, through the Company's app or by retail partners for monthly and annual streaming subscriptions where the portion of the subscription unsatisfied (i.e. Pantaya performance obligation) at the reporting date is included in deferred revenue. Deferred revenue is related to subscription fees billed that are expected to be recognized as revenue over the next applicable 12 month period. Revenues of $3.7 million and $1.6 million were recognized during the years ended March 31, 2021 and 2020, related to the balance of deferred revenue at March 31, 2020 and 2019, respectively.

Accounts Receivable

Accounts receivable are principally related to and recorded based on amounts due from retail partners for subscriptions collected from the consumer and not yet paid to the Company (pursuant to contractual terms), amounts due from distribution partners for the prior month's activity, and amounts due for content license fees. Collections of sales transactions range from a few days (for direct to consumer sales) up to sixty days for certain retail and distribution partners and can, in some cases, exceed a year for licensing arrangements. Such amounts are due in accordance with the underlying terms of the respective agreements and are principally from credit worthy companies with which the Company has historically done business under similar terms, for which loss allowances have not been material.

The Company evaluates the need for an allowance for doubtful accounts based on expected losses which considers historical collection trends, the financial condition of its payment partners, and external market factors. The reserve of doubtful accounts was not material at March 31, 2021 and 2020.

As of March 31, 2021, the Company had accounts receivable due from three customers which individually represented greater than 10% of total consolidated accounts receivable. Accounts receivable due from these three customers amounted to 77% of consolidated accounts receivable (current and non-current) at March 31, 2021, or accounts receivable of approximately $5.1 million (2020 - two individual customers represented 82% of consolidated accounts receivable, or accounts receivable of approximately $5.3 million).

PANTAYA, LLC

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Investment in Films and Television Programs and Licensed Program Rights

Beginning in fiscal year 2020, the Company adopted the Financial Accounting Standard Board ("FASB") issued guidance in ASU 2019-02, Improvements to Accounting for Costs of Films and License Agreements for Program Materials, and has considered and incorporated all of its applicable items in the accompanying consolidated financial statements.

The Company acquires, licenses and produces content, including original programming, for exploitation on its streaming service. The content licenses are generally for a fixed fee and specified windows of availability. The content licenses may include rights in addition to the rights for exploitation on the Pantaya streaming service.

The Company capitalizes content assets (licensed and produced) as “Investment in Films and Television Programs and Licensed Program Rights, net” on the Consolidated Balance Sheets. For licensed content, the Company capitalizes the fee per title and records a corresponding liability at the gross amount of the liability when the license period begins, the cost of the title is known and the title is accepted and available for streaming. For produced content, the Company capitalizes costs associated with the production, including development costs, direct costs and production overhead, if material. Where multiple rights are acquired or for productions with intended distribution outside of the Company’s SVOD service, the Company allocates the cost based on the relative fair value of those rights and expenses the non-SVOD service rights along with any participations and residuals over the expected ultimate revenue stream in proportion to revenues recognized. Ultimate revenue estimates are limited to ten years.

Due to the lack of predictable historical viewing patterns over the short period of the Company’s existence and limited historical subscribers which are expected to grow, the Company amortizes its content cost allocated to the SVOD service on a straight-line method over the license period not to exceed ten years. The Company amortizes the content assets (licensed and produced) in “Direct Operating Expense” in the Consolidated Statements of Operations.

The Company reviews factors impacting the amortization of the content assets on its SVOD service and its content assets allocated to non SVOD revenue streams on an ongoing basis. The Company's estimates related to these factors require significant judgment.

The Company's business model is primarily subscription based as opposed to a model generating revenues at a specific title level. Content assets (licensed and produced) are predominantly monetized as a group and therefore are reviewed in aggregate at a group level when an event or change in circumstances indicates a change in the expected usefulness of the content or that the fair value may be less than unamortized cost. If such changes are identified in the future, these aggregated content assets will be stated at the lower of unamortized cost or fair value. No such changes were identified as of or during the fiscal years ended March 31, 2021 and 2020. In addition, unamortized costs for assets that have been, or are expected to be, abandoned are written off.

Property and Equipment, net

Property and equipment is carried at cost less accumulated depreciation. Depreciation is provided for on a straight-line basis over the estimated useful life of the asset. At March 31, 2021 and 2020, the Company's property and equipment consisted entirely of computer software, which is depreciated over a useful life of 2 years. The Company periodically reviews and evaluates the recoverability of property and equipment. Where applicable, estimates of net future cash flows, on an undiscounted basis, are calculated based on future revenue estimates. If appropriate and where deemed necessary, an impairment charge is recorded. No such impairment charges were recorded during the fiscal years ended March 31, 2021 and 2020.

Advertising and Marketing Expenses

The costs of advertising and marketing expenses are expensed as incurred. Advertising expenses for the fiscal years ended March 31, 2021 and 2020 were $32.4 million and $31.7 million, respectively, which were recorded in distribution and marketing expenses in the Consolidated Statements of Operations.

PANTAYA, LLC

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Income Taxes

Pantaya and most of its subsidiaries operate as limited liability companies. Accordingly, the income taxes related to these entities pass through to the members of Pantaya and are not reflected in the consolidated financial statements. Pantaya has one subsidiary which is taxed as a corporation. As a result, the tax provision for the fiscal years ended March 31, 2021 and 2020 consists of federal and state income tax related to the taxable entity and has been recorded in these consolidated financial statements.

The Company’s tax returns and the amount of allocable profit or loss are subject to examination by federal and state taxing authorities for the fiscal year ended March 31, 2018, and forward. If such examinations change the Company’s profits or losses, the income tax liability of the members and the taxable entity may also change.

The Company calculated the current and deferred tax expense for the taxable entity based on the assumption as if it was a separate taxpayer. This method is deemed systematic and rational. The Company consistently applied this method for all years without any changes in method.

For more information on Income taxes, see Note 12.

Beginning in fiscal year 2020, the Company adopted the FASB issued guidance in ASU 2019-12, Simplifying the Accounting for Income Taxes, and has considered and incorporated all of its applicable items in its income tax provisions accordingly. Specifically, the Company did not allocate the consolidated amount of current and deferred tax expense to a legal entity that is not subject to tax in its separate financial statements.

Recent Accounting Pronouncements

Financial Instruments - Credit Losses: In June 2016, the FASB issued guidance, as amended, that changes the impairment model for most financial assets and certain other instruments, including trade and other receivables, held-to-maturity debt securities and loans, from the incurred loss methodology under current U.S. GAAP to a new, forward-looking current expected credit loss model that would generally result in the earlier recognition of credit losses. The Company adopted this guidance on April 1, 2020 using a modified retrospective approach, with no material impact to its consolidated financial statements.

4. Investment in Films and Television Programs and Licensed Program Rights

Total investment in films and television programs and licensed program rights at March 31, 2021 and 2020 is as follows:

	March 31, 2021	March 31, 2020

	(Amounts in thousands)
Produced Content:
Released, net of accumulated amortization	$6,383	$6,662
Completed and not released	4,555	15
In progress	5,228	6,417
In development	1,044	660
	17,210	13,754
Licensed program rights, net of accumulated amortization	21,000	15,548
Investment in films and television programs and program rights, net	$38,210	$29,302

PANTAYA, LLC

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Amortization of investment in film and television programs and licensed program rights is as follows for the fiscal years ended March 31, 2021 and 2020, and was included in direct operating expense in the consolidated statements of operations:

	Fiscal Year Ended
	March 31,
	2021	2020

	(Amounts in thousands)
Amortization expense:
Produced content	$1,221	$1,283
Licensed program rights	7,785	3,948
	$9,006	$5,231

The table below summarizes estimated future amortization expense for the Company's released investment in film and television programs and licensed program rights as of March 31, 2021:

	Fiscal Year Ended
	March 31,
	2022	2023	2024

	(Amounts in thousands)
Estimated future amortization expense:
Produced content, released	$1,089	$1,715	$997
Licensed program rights	$10,594	$5,959	$2,777

Estimated future amortization expense for completed and not released content is $2.7 million for the fiscal year ending March 31, 2022.

There were no material impairments of investment in films and television programs and licensed program rights during the fiscal years ended March 31, 2021 and 2020.

5. Property and Equipment

	March 31, 2021	March 31, 2020

	(Amounts in thousands)
Computer software	$5,632	$5,371
Less accumulated depreciation	(5,030)	(3,966)
Total property and equipment, net	$602	$1,405

During the fiscal years ended March 31, 2021 and 2020, depreciation expense amounted to $1.1 million and $1.4 million, respectively.

PANTAYA, LLC

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

6. Film Obligations

The following table sets forth future annual repayment of film obligations as of March 31, 2021:

	Fiscal Year Ended March 31,
	2022	2023	2024	2025	2026	Thereafter	Total
	(Amounts in thousands)
Film obligations	$15,013	$3,017	$593	$—	$—	$—	$18,623

Film obligations include minimum guarantees and accrued licensed program rights obligations, which represent amounts payable for film or television rights that the Company has acquired or licensed.

7. Accounts Payable and Accrued Expenses

	March 31, 2021	March 31, 2020
	(Amounts in thousands)
Accounts payable and accrued expenses(1)	$7,910	$4,065
Accrued equity based compensation(2)	4,510	—
Total accounts payable and accrued expenses	$12,420	$4,065

(1)	As of March 31, 2021 and 2020, film obligations of $0.8 million and $1.6 million, respectively, are included in accounts payable and accrued expenses in the accompanying consolidated balance sheets.

(2)	During the fiscal year ended March 31, 2021, the Company awarded certain equity based incentive awards which provided for cash payments, at a specified date or upon certain events, equal to the net equity value (i.e. fair value) of the Company less certain threshold amounts multiplied by the award equity percentage granted to the individual and the applicable vesting percentage. These were considered liability awards under the applicable share-based compensation accounting guidance and accordingly are valued at the fair value of the award each period with the vested portion as shown above being expensed within general and administrative expense in the accompanying consolidated statement of operations.

8. Fair Value Measurements

Fair Value

U.S. GAAP defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

Fair Value Hierarchy

Fair value hierarchy requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. The accounting guidance and standards establish three levels of inputs that may be used to measure fair value:

•          Level 1 — Quoted prices in active markets for identical assets or liabilities.

PANTAYA, LLC

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

•	Level 2 — Observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which all significant inputs are observable or can be derived principally from or corroborated by observable market data for substantially the full term of the assets or liabilities.

•	Level 3 — Unobservable inputs to the valuation methodology that are significant to the measurement of fair value of assets or liabilities.

The Company’s financial instruments include cash and cash equivalents, accounts receivable, and accounts payable and accrued liabilities. The carrying values of these financial instruments approximated the fair values at March 31, 2021 and 2020, due to their short-term nature. Additionally, as discussed in Note 7, the Company’s accrual for incentive awards was measured at fair value using level 3 inputs based on the valuation implied by the recent sale of the Company.

9. Revenue

Revenue Streams

The table below presents the Company's major revenue streams for the fiscal years ended March 31, 2021 and 2020:

	Fiscal Year Ended
	March 31,
	2021	2020
	(Amounts in thousands)
Revenue Streams:
Subscriber fees	$46,253	$29,501
Theatrical exhibition and content licensing	1,791	2,725
	$48,044	$32,226

Revenues from each revenue stream is primarily from sales transactions in the United States.

10. Commitments and Contingencies

Commitments

The following table sets forth the Company's future annual repayment of contractual commitments as of March 31, 2021:

	Fiscal Year Ended March 31,
	2022	2023	2024	2025	2026	Thereafter	Total
	(Amounts in thousands)
Contractual commitments by expected repayment date (off-balance sheet arrangements)
Film obligation commitments(1)	$20,450	$4,283	$—	$—	$—	$—	$24,733

(1)	Film obligation commitments include distribution and marketing commitments, minimum guarantee and production commitments. Distribution and marketing commitments represent contractual commitments for future expenditures associated with distribution and marketing of films which the Company will distribute. The payment dates of these amounts are primarily based on the anticipated release date of the film. Minimum guarantee commitments represent contractual commitments related to the license of film rights for pictures to be delivered in the future. The Company may be obligated to pay programming fees for certain qualifying films that will be released theatrically in the future. The Company is unable to estimate the amounts to be paid under these agreements for films that have not yet been released in theaters.

PANTAYA, LLC

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Contingencies

From time to time, the Company may become subject to various legal proceedings and claims that arise in the ordinary course of business. The Company is not party to any litigation that management believes would have a material impact on the business, operations, financial position, results of operations, or cash flows. At March 31, 2021 and 2020 there were no accruals for losses from claims and legal proceedings.

11. Related Party Transactions

Financing Transactions with Lionsgate

Members’ equity includes capital contributions from Lionsgate and Hemisphere for funding operations. In addition, members equity includes certain intercompany transactions between the Company and Lionsgate that are reflected as a capital contribution in the consolidated statements of changes in members' equity. The total net effect of the settlement of these intercompany transactions is reflected in the consolidated statements of cash flows as a financing activity and in the consolidated balance sheets as members’ equity. The components of the net transfers from Lionsgate and Hemisphere were as follows:

	Fiscal Year Ended
	March 31,
	2021	2020
	(Amounts in thousands)
Capital transactions with Lionsgate:
Net capital contributions	$(7,406)	$(34,270)
Fixed asset transfers	(261)	(1,423)
Corporate expense allocations	(2,126)	(2,084)
Net intercompany activity reflected as an increase or decrease in Members' Equity	(9,793)	(37,777)
Capital contributions from Hemisphere	—	(4,056)
Net increase in Members' Equity	$(9,793)	$(41,833)

The following sets forth a description of the nature of the transactions in the preceding table:

Net capital contributions (Lionsgate) — Reflects the operating costs funded under the centralized cash management and payables functions net of amounts received from distribution on behalf of Pantaya in theatrical and other markets. Such transactions primarily relate to funding content costs, distribution and marketing expenses, and general and administrative expenses including salaries and benefits directly attributable to Pantaya employees.

PANTAYA, LLC

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Fixed asset transfers — Software development assets related to the Pantaya app are purchased and developed by Lionsgate and are charged to Pantaya. Pantaya is charged for these assets based on the actual cost incurred by Lionsgate and payroll and related allocations of Lionsgate employees who have worked on application development.

Corporate expense allocations — Allocations of general and administrative expenses related to certain corporate and shared service functions historically provided by Lionsgate, including, but not limited to, executive oversight, accounting, tax, legal, human resources, occupancy, and other shared services. These expenses have been allocated to the Company on the basis of direct usage when identifiable, with the remainder allocated on a pro rata basis of consolidated sales and headcount, which the Company believes reflects the historical utilization levels of these services.

Capital contributions (Hemisphere) —Reflects cash contributed to Pantaya used for funding operations.

Other Related Party Transactions:

Investment in Films and Television Programs and Licensed Program Rights:

Investment in films and television programs and licensed program rights, net on the accompanying consolidated balance sheets include amounts purchased from related parties as set forth in the following table:

	March 31, 2021	March 31, 2020
	(Amounts in thousands)
Net investment in films and television programs and licensed program rights purchased from:
Lionsgate	$3,551	$5,054
Hemisphere	3,717	2,714
Pantelion 1.0(1)	325	875
	$7,593	$8,643

Direct operating expenses on the accompanying consolidated statements of operations includes amortization of investment in films and television programs and licensed program rights purchased from related parties as set forth in the following table:

	Fiscal Year Ended
	March 31,
	2021	2020
	(Amounts in thousands)
Direct operating expense:
Lionsgate	$1,982	$1,168
Hemisphere	1,607	837
Pantelion 1.0(1)	550	550
	$4,139	$2,555

PANTAYA, LLC

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Film Obligations:

As of March 31, 2021 and 2020, there are amounts payable to related parties for film or television rights that the Company has acquired or licensed. The table below sets forth film obligations to related parties:

	March 31, 2021	March 31, 2020

	(Amounts in thousands)
Content & film obligations payable to related parties:
Lionsgate	$3,059	$2,814
Hemisphere	3,516	2,920
Pantelion 1.0(1)	5,853	9,217
	$12,428	$14,951

(1)	Pantelion 1.0 is a Lionsgate equity method investment in which Lionsgate has a direct financial interest.

Content Licensing Revenue:

For the fiscal years ended March 31, 2021 and 2020, revenues from Cinelatino, a subsidiary of Hemisphere, amounted to approximately $0.9 million and $0.1 million, respectively. As of March 31, 2021 and 2020, $1.0 million and $0.1 million, respectively, were due from Cinelatino and included in accounts receivable in the accompanying consolidated balance sheets.

12. Income Taxes

The Company's current and deferred income tax provision (benefits) are as follows:

	Fiscal Year Ended
	March 31,
	2021	2020

	(Amounts in thousands)
Current provision:
Federal	$227	$167
State	54	37
International	31	—
Total current provision	$312	$204

Deferred provision (benefit):
Federal	$5	$(19)
State	1	(2)
International	—	—
Total deferred provision (benefit)	$6	$(21)
Total provision for income taxes	$318	$183

PANTAYA, LLC

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The differences between income taxes expected at U.S. statutory income tax rates and the income tax provision are as set forth below:

	Fiscal Year Ended
	March 31,
	2021	2020

	(Amounts in thousands)
Loss before provision for income taxes	$(17,768)	$(24,236)

Expected federal income (benefit) at statutory rate	(3,731)	(5,090)
State income taxes (net of federal benefit)	44	28
Loss generated from pass through entities	3,974	5,245
Foreign withholding tax	31	—
Total provision for income taxes	$318	$183

The income tax effects of temporary differences between the book value and tax basis of assets and liabilities are as follows:

	Fiscal Year Ended
	March 31,
	2021	2020

	(Amounts in thousands)
Deferred tax assets:
Depreciation	$106	$115
Other	6	3
Total deferred tax assets	112	118
Valuation allowance	—	—
Deferred tax assets, net of valuation allowance	112	118

Deferred tax liabilities:
Total deferred tax liabilities	—	—
Net deferred tax assets	$112	$118

The net deferred tax assets are included in other assets on the accompanying consolidated balance sheets.

PANTAYA, LLC

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

13. Subsequent Events

The Company has performed an evaluation of transactions and subsequent events that occurred after the balance sheet date through June 5, 2021, the date of issuance of these financial statements. The Company did not identify any subsequent events that would have required adjustment or disclosure in the consolidated financial statements.